UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 19, 2016

Capital Senior Living Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway
Suite 300
Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 770-5600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting (the “Annual Meeting”) of Stockholders of Capital Senior Living Corporation (the “Company”) held on May 19, 2016, Proposals 1, 2 and 3 were approved by the Company’s stockholders and no other business was properly brought before the Annual Meeting. The proposals are described in detail in the definitive proxy statement (the “Proxy Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 15, 2016. The voting results of the Annual Meeting are set forth below.

Proposal 1 – Election of Directors – The Company’s stockholders elected Philip A. Brooks, Ed Grier and Ronald A. Malone to each serve as a director of the Company for three-year terms expiring in 2019. The voting results for each of these individuals were as follows:

Director	Votes “FOR”	Votes “WITHELD”	Broker Non-Votes
Philip A. Brooks	24,269,144	1,079,928	1,994,707
Ed Grier	24,358,264	990,808	1,994,707
Ronald A. Malone	24,203,475	1,145,597	1,994,707

Proposal 2 – Ratification of the Appointment of the Company’s Independent Auditors – The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016. The voting results were 27,006,474 shares “FOR,” 271,024 shares “AGAINST,” and 66,281 abstentions.

Proposal 3 – Advisory Vote on Executive Compensation – The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement in accordance with the compensation disclosure rules of the SEC. The voting results were 18,296,343 shares “FOR,” 6,201,046 shares “AGAINST,” 221,683 abstentions, and 1,994,707 broker non-votes.

Item 8.01	Other Events.

On May 19, 2016, in connection with James A. Moore’s decision not to stand for re-election to the Company’s Board of Directors (the “Board”), the Company announced that Michael W. Reid, a non-executive, independent director of the Company, has been appointed as Chairman of the Board, replacing Mr. Moore.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2016	Capital Senior Living Corporation

	By:	/s/ Carey P. Hendrickson
	Name:	Carey P. Hendrickson
	Title:	Senior Vice President and
Chief Financial Officer